U.S. Media Relations                     Investor Relations
Mike Jacobsen, APR                    Steve Virostek
+1 330 490 3796                    +1 330-490-6319
michael.jacobsen@dieboldnixdorf.com            steve.virostek@dieboldnixdorf.com

Germany Media Relations
Andreas Bruck
+49 151 1512 3018
andreas.bruck@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:
Feb. 14, 2017

Domination and Profit and Loss Transfer Agreement with Diebold NIXDORF AG IS now effective

NORTH CANTON, Ohio and PADERBORN, Germany - Diebold Nixdorf, Incorporated (NYSE and FSE: DBD), today announced that the Domination and Profit and Loss Transfer Agreement (DPLTA) between its wholly-owned subsidiary, Diebold Holding Germany Inc. & Co. KGaA (Diebold KGaA), and Diebold Nixdorf AG, became effective by entry in the commercial register at the local court of Paderborn (Germany) on Feb. 14, 2017. The shareholders of Diebold Nixdorf AG approved the conclusion of the DPLTA during an extraordinary general meeting on Sept. 26, 2016.

The effectiveness of the DPLTA enables Diebold Nixdorf, Incorporated to further integrate Diebold Nixdorf AG under German law, including the ability to issue binding operational instructions to the management board of Diebold Nixdorf AG. In the United Kingdom, the Diebold and Wincor Nixdorf brands and operations will remain distinct pending completion of the Competition and Markets Authority’s review of the transaction. Diebold Nixdorf AG has been consolidated from a financial reporting standpoint since closing of the public tender offer on Aug. 15, 2016.

On basis of the DPLTA, Diebold KGaA offers to minority shareholders of Diebold Nixdorf AG to acquire their shares for €55.02 (“Exit Compensation”) per share (“Settlement Offer”) or to receive an annual recurring compensation in an amount of €3.13 (€2.82 net under the current taxation regime). Diebold KGaA appointed Deutsche Bank AG, Frankfurt am Main, Germany, as the settlement agent for the technical processing of the payment of the Exit Compensation. Detailed instructions on the tender and settlement process will be published as part of the Settlement Offer notification in the coming days in the German Federal Gazette (www.Bundesanzeiger.de), on Diebold Nixdorf’s website at www.DieboldNixdorf.com and as an exhibit to a Current Report on Form 8-K of Diebold Nixdorf, Incorporated to be filed with the U.S. Securities and Exchange Commission following publication in the German Federal Gazette. In addition, minority shareholders of Diebold Nixdorf AG can obtain more information about technical processing of the Settlement Offer by contacting their custodian bank.

About Diebold Nixdorf

Diebold Nixdorf is a world leader in enabling connected commerce for millions of consumers each day across the financial and retail industries. Its software-defined solutions bridge the physical and digital worlds of cash and consumer transactions conveniently, securely and efficiently. As an innovation partner for nearly all of the world’s top 100 financial institutions and a majority of the top 25 global retailers, Diebold Nixdorf delivers unparalleled services and technology that are essential to evolve in an ‘always on’ and changing consumer landscape.

Diebold Nixdorf has a presence in more than 130 countries with approximately 25,000 employees worldwide. The organization maintains corporate offices in North Canton, Ohio, USA and Paderborn, Germany. Shares are traded on the New York and Frankfurt Stock Exchanges under the symbol ‘DBD’. Visit www.DieboldNixdorf.com for more information.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

The description of the DPLTA and the Settlement Offer in this press release is qualified in its entirety by the DPLTA, an English translation of which has been filed by Diebold Nixdorf, Incorporated with the U.S. Securities and Exchange Commission. This press release does not constitute an offer or an invitation by Diebold Nixdorf, Incorporated or any of its subsidiaries to participate in the Settlement Offer in any jurisdiction where it is unlawful to make such an offer or solicitation in such jurisdiction.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Certain statements, including those regarding the integration of Diebold Nixdorf AG and the Settlement Offer, contained in this communication regarding matters that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on the current expectations of Diebold Nixdorf, Incorporated and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout Diebold Nixdorf, Incorporated’s periodic filings with the U.S. Securities and Exchange Commission available at www.sec.gov. Any forward looking statements speak only as at the date of this document. Except as required by applicable law, Diebold Nixdorf, Incorporated undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

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PR/17-xxxx